As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FNCB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2900790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

FNCB Bancorp, Inc.

102 E. Drinker St.

Dunmore, PA 18512

Telephone: (570) 346-7667

(Address, including zip code, and telephone number, including area code, of principal executive offices)

FNCB Bancorp, Inc. 2023 Equity Incentive Plan

(Full title of the plan)

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bancorp, Inc.

102 E. Drinker St.

Dunmore, PA 18512

Telephone: (570) 346-7667

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Seth Popick

Cozen O’Connor

One Oxford Centre

301 Grant Street, 41st Floor

Pittsburgh, PA 15219

(412) 620-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

FNCB Bancorp, Inc. (the ‘Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register 2,000,000 shares of common stock, $1.25 par value per share, approved for issuance under the FNCB Bancorp, Inc. 2023 Equity Incentive Plan, as amended from time to time.

1

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Incentive Plan as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 10, 2023 (File No. 001-38408);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 5, 2023 (File No. 001-38408);

●

our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on January 27, 2023,  January 30, 2023, April 26, 2023, and May 17, 2023 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38408 ); and

●

the description of our securities contained in our Form 8-A12B (File No. 001-38408) filed with the SEC on March 1, 2018, including any amendments or reports filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

FNCB’s Bylaws provide that FNCB shall indemnify any person who was or is a party to or witness in, or is threatened to be made a party to or a witness in, any threatened, pending or completed action, suit or proceeding, including actions by or in the right of FNCB, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of FNCB, or is or was serving while a director or officer of FNCB at the request of FNCB as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Pennsylvania law requires that to the extent that a director, officer or another representative of FNCB has been successful on the merits or otherwise in defense of any action or proceeding referred to above or in defense of any claim, issue or matter therein, that director or officer shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith. FNCB’s Bylaws further provide that the right to indemnification includes the right to have expenses incurred by an officer or director of FNCB in connection with participating in a civil or criminal action, suit or proceeding described above shall be paid by FNCB in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by FNCB, subject to any limitations prescribed by state or federal law, rule or regulation or interpretations thereof.

Indemnification shall not be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to FNCB unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. Nor shall indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness, subject to any limitations prescribed by state or federal law, rule or regulation or interpretations thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. §1828(k).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Documents
4.1	Amended and Restated Articles of Incorporation of FNCB Bancorp, Inc., dated May 19, 2010, filed as Exhibit 3.1 to FNCB’s Current Report on Form 8-K on May 19, 2010.
4.2	Amended and Restated Bylaws, effective as of January 25, 2023, filed as Exhibit 3.3 to FNCB’s Annual Report on Form 10-K, as filed on March 10, 2023.
4.3	Articles of Amendment to Amended and Restated Articles of Incorporation dated October 4, 2016, filed as Exhibit 3.1 to FNCB’s Current Report on Form 8-K, as filed on October 11, 2016.
4.4	Form of Common Stock Certificate, filed as Exhibit 4.1 to FNCB’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as filed on November 4, 2014.
5.1*	Opinion of Cozen O’Connor.
23.1*	Consent of Baker Tilly US, LLP.
23.2*	Consent of Cozen O’Connor (included in the Opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement on Form S-8).
99.1*	FNCB Bancorp, Inc. 2023 Equity Incentive Plan.
99.2*	Form of Notice of Grant of Restricted Stock Award
107*	Filing Fee Table

* Filed herewith.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Dunmore, Commonwealth of Pennsylvania, on this 23rd day of June, 2023.

FNCB BANCORP, INC.

By:	/s/ Gerard A. Champi
Name: Gerard A. Champi
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerard A. Champi and James M. Bone, Jr., jointly and severally, his or her attorney-in-fact, each with the full power of substitutes, for such person, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might do or could do in person hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Gerard A. Champi	Director, President and Chief Executive Officer	June 23, 2023
Gerard A. Champi

/s/ James M. Bone, Jr.	Executive Vice President and Chief Financial	June 23, 2023
James M. Bone, Jr., CPA

/S/ Stephanie A. Westington	Senior Vice President and Chief Accounting Officer	June 23, 2023
Stephanie A. Westington

Directors:

/s/ William G. Bracey	Director	June 23, 2023
William G. Bracey

/s/ Joseph Cocia	Director	June 23, 2023
Joseph Coccia

/S/ Dominick L. DeNaples	Director	June 23, 2023
Dominick L. DeNaples

/s/ Louis A. DeNaples	Director	June 23, 2023
Louis A. DeNaples

/s/ Keith W. Eckel	Director	June 23, 2023
Keith W. Eckel

/s/ Thomas J. Melone	Director	June 23, 2023
Thomas J. Melone

/s/ William P. Conaboy	Director	June 23, 2023
William P. Conaboy

/s/ Joseph L. DeNaples	Director	June 23, 2023
Joseph L. DeNaples

/s/ Louis A. DeNaples, Jr.	Director	June 23, 2023
Louis A. DeNaples, Jr.

/s/ Kathleen McCarthy Lambert	Director	June 23, 2023
Kathleen McCarthy Lambert